Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER FISCAL YEAR 2012 RESULTS AND IMPORTANT STRATEGIC ACHIEVEMENTS AT TWO LANDFILLS; UPDATES GUIDANCE FOR THE YEAR

RUTLAND, VERMONT (February 29, 2012) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional vertically-integrated solid waste, recycling and resource management services company, today reported financial results for its third quarter fiscal year 2012, and provided updated guidance for its 2012 fiscal year.

Highlights for the quarter included:

•                  Revenue growth of 2.6 percent over the same quarter last year.

•                  Overall solid waste pricing growth of 0.8 percent was primarily driven by collection pricing growth of 2.1 percent as a percentage of collection revenues.

•                  Adjusted EBITDA* was $22.2 million for the quarter, down $0.2 million from same quarter last year.

For the quarter ended January 31, 2012, revenues were $114.6 million, up $3.0 million or 2.6 percent from the same quarter last year.  Operating income was $4.4 million for the quarter, down $1.9 million from the same quarter last year.  The company’s net loss attributable to common shareholders was ($24.6) million, or ($0.92) per common share for the quarter, compared to a net loss of ($6.4) million, or ($0.24) per share for the same quarter last year.

US GreenFiber LLC incurred a ($10.2) million non-cash goodwill impairment charge during the quarter.  The company’s 50 percent share of this charge was recorded as a ($5.1) million pre-tax charge to loss from equity method investments.  The company also recognized a ($10.7) million non-cash impairment of equity method investment charge during the quarter to write down the book value of its investment in US GreenFiber.

“Most of the core fundamentals of the business were positive in the quarter, with higher collection pricing, improving landfill volumes, and continued customer adoption of Zero-Sort® Recycling services driving higher recycling volumes,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “However, lower energy prices and weaker recycling commodity prices were a significant offset to our fundamental strengths”

“As a result of the sharp drop in natural gas prices in the late fall, energy prices fell over $30 per megawatt hour at our waste-to-energy facility, leading to a $1.4 million decline in operating income year-over-year,” Casella said.  “Recycling commodity prices also declined last quarter, with commodity prices down 13 percent year-over-year and down 25 percent from our second quarter to third quarter.  While our hedging strategies worked as expected and absorbed much of the pricing pressure, the lower prices negatively impacted operating income by $0.7 million year-over-year.  Commodity prices have rebounded from the December lows, but we still expect pricing comparisons to remain negative for the next 2 to 3 quarters.”

“Over the past couple of months we have completed important long-term strategic initiatives,” Casella said.  “These accomplishments include:

•                  “On February 8, 2012, the Massachusetts DEP issued a permit to increase the annual limit at the Southbridge Sanitary Landfill to 300,000 tons per year of municipal solid waste (MSW) from the previous annual limit of 180,960 tons per year.  Also, in January we started to sell electricity from our newly constructed 1.6 megawatt per hour landfill gas-to-energy facility at the site.

•                  “On February 22, 2012, the Massachusetts Supreme Judicial Court reissued an opinion dismissing an appeal filed by several 10-citizen groups contesting the 2008 Site Assignment for Southbridge Sanitary Landfill.  The Massachusetts Supreme Judicial Court dismissed the appeal on its merits and stated that their decision brings final resolution to the case.

•                  “On January 17, 2012, the Town of Bethlehem, New Hampshire voters approved a zoning change and resultant settlement of on-going litigation, allowing an expansion of approximately 1.5 million tons at our North Country Environmental Services landfill.  This expansion capacity nearly doubles the remaining airspace at the facility.”

Fiscal 2012 Outlook

Due to the negative impact of drastically lower energy prices and protracted weakness in special waste landfill volumes, the company adjusted its fiscal year guidance in the following categories:

•                  Revenues between $476.0 million and $482.0 million.

•                  Adjusted EBITDA* between $100.0 million and $103.0 million.

•                  Free Cash Flow* between $0.0 million and $3.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-off, as well as legal settlement charge (Adjusted EBITDA) which is a non-GAAP measure.  The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sales of assets and property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP.  Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.  For further information, contact Ned Coletta, vice president of finance and investor relations at

(802) 772-2239, or Ed Johnson, chief financial officer at (802) 772-2241, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, March 1, 2012 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 52843471) until 11:59 p.m. ET on Thursday, March 8, 2012.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2011.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information
Ned Coletta
Vice President of Finance and Investor Relations
(802) 772-2239,

Ed Johnson
Chief Financial Officer
(802) 772-2241

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except amounts per share)

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2012	2011	2012	2011

Revenues	$114,578	$111,627	$371,637	$356,515

Operating expenses:
Cost of operations	81,398	76,933	253,248	237,584
General and administration	13,933	14,832	46,202	46,446
Depreciation and amortization	14,827	13,573	44,394	44,776
Legal settlement	—	—	1,359	—
Development project charge	—	—	131	—
Gain on sale of assets	—	—	—	(3,502)
	110,158	105,338	345,334	325,304

Operating income	4,420	6,289	26,303	31,211

Other expense/(income), net:
Interest expense, net	11,508	11,648	33,865	35,032
Loss (gain) from equity method investments	6,383	(102)	10,163	2,536
Impairment of equity method investment	10,680	—	10,680	—
Loss on debt modification	—	115	—	115
Other income	(117)	(78)	(549)	(490)
	28,454	11,583	54,159	37,193

Loss from continuing operations before income taxes and discontinued operations	(24,034)	(5,294)	(27,856)	(5,982)
Provision for income taxes	601	1,079	1,330	2,139

Loss from continuing operations before discontinued operations	(24,635)	(6,373)	(29,186)	(8,121)

Discontinued operations:
Income (loss) from discontinued operations, net of income taxes (1)	—	1,376	—	(316)
(Loss) gain on disposal of discontinued operations, net of income taxes (1)	—	(1,368)	725	(1,984)

Net loss attributable to common stockholders	$(24,635)	$(6,365)	$(28,461)	$(10,421)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,822	26,115	26,715	26,026

Net loss per common share attributable to common stockholders	$(0.92)	$(0.24)	$(1.07)	$(0.40)

Adjusted EBITDA (2)	$22,175	$22,408	$81,369	$80,985

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31,	April 30,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,131	$1,817
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	48,032	54,914
Other current assets	15,556	15,598
Total current assets	64,795	72,405

Property, plant and equipment, net of accumulated depreciation	461,904	453,361
Goodwill	101,773	101,204
Intangible assets, net	3,139	2,455
Restricted assets	400	334
Notes receivable - related party/employee	721	1,297
Investments in unconsolidated entities	21,753	38,263
Other non-current assets	19,884	21,262

Total assets	$674,369	$690,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,213	$1,217
Current maturities of financing lease obligations	332	316
Accounts payable	45,252	42,499
Other accrued liabilities	37,393	39,889
Total current liabilities	84,190	83,921

Long-term debt and capital leases, less current maturities	470,837	461,418
Financing lease obligations, less current maturities	1,904	2,156
Other long-term liabilities	51,078	49,099

Total Casella Waste Systems, Inc. and Subsidiaries stockholders’ equity	64,916	93,987
Noncontrolling interest	1,444	—
Total stockholders’ equity	66,360	93,987

Total liabilities and stockholders’ equity	$674,369	$690,581

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

		Nine Months Ended
		January 31,	January 31,
		2012	2011
	Cash Flows from Operating Activities:
	Net loss attributable to common stockholders	$(28,461)	$(10,421)
	Loss from discontinued operations, net of income taxes	—	316
	(Gain) loss on disposal of discontinued operations, net of income taxes	(725)	1,984
	Adjustments to reconcile net loss to net cash provided by operating activities -
	Gain on sale of assets	—	(3,502)
	Gain on sale of property and equipment	(902)	(399)
	Depreciation and amortization	44,394	44,776
	Depletion of landfill operating lease obligations	6,570	6,013
	Interest accretion on landfill and environmental remediation liabilities	2,613	2,487
	Development project charge	131	—
	Amortization of premium on senior subordinated notes	—	(584)
	Amortization of discount on term loan and second lien notes	712	683
	Loss from equity method investments	10,163	2,536
	Impairment of equity method investment	10,680	—
	Loss on debt modification	—	115
	Stock-based compensation	1,307	2,052
	Excess tax benefit on the vesting of share based awards	(254)	(122)
	Deferred income taxes	1,548	1,827
	Changes in assets and liabilities, net of effects of acquisitions and divestitures	1,966	(1,903)
	Net Cash Provided by Operating Activities	49,742	45,858
	Cash Flows from Investing Activities:
	Acquisitions, net of cash acquired	(2,102)	—
	Additions to property, plant and equipment attributable to acquisitions	(168)	—
Additions to property, plant and equipment	- growth	(9,833)	(1,175)
- maintenance		(39,279)	(40,268)
	Payments on landfill operating lease contracts	(6,052)	(4,977)
	Proceeds from sale of assets	—	7,533
	Proceeds from sale of property and equipment	1,337	631
	Investments in unconsolidated entities	(4,146)	—
	Net Cash Used In Investing Activities	(60,243)	(38,256)
	Cash Flows from Financing Activities:
	Proceeds from long-term borrowings	127,900	134,100
	Principal payments on long-term debt	(119,433)	(136,349)
	Payments of financing costs	(142)	(340)
	Proceeds from exercise of share based awards	337	412
	Excess tax benefit on the vesting of share based awards	254	122
	Contributions from noncontrolling interest holder	174	—
	Net Cash Provided By (Used In) Financing Activities	9,090	(2,055)
	Cash Provided By (Used In) Discontinued Operations	725	(2,051)
	Net increase in cash and cash equivalents	(686)	3,496
	Cash and cash equivalents, beginning of period	1,817	2,035
	Cash and cash equivalents, end of period	$1,131	$5,531

	Supplemental Disclosures:
	Cash interest	$31,952	$32,124
	Cash income taxes, net of refunds	$5,314	$142

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 1:   Discontinued Operations

On January 23, 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets to a new company (the “Purchaser”) formed by Pegasus Capital Advisors, L.P. and Intersection LLC for $130,400 in gross proceeds.  Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating regions of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 Material Recovery Facilities (“MRFs”), one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten-year commodities marketing agreement with the Purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 was recorded to gain (loss) on disposal of discontinued operations, net of income taxes in the first quarter of fiscal year 2012.

In the second quarter of fiscal year 2012, we recorded an additional working capital adjustment of $79 to gain (loss) on disposal of discontinued operations, net of income taxes, which related to our subsequent collection of receivable balances that were released to us for collection by the Purchaser.

During the third quarter of fiscal year 2011, we also completed the sale of the assets of the Trilogy Glass business for cash proceeds of $1,840.

The operating results of these operations, which relate only to prior fiscal year periods, have been reclassified from continuing to discontinued operations in the accompanying unaudited consolidated financial statements. Revenues and loss before income tax provision attributable to discontinued operations for the three and nine months ended January 31, 2011 were $20,159, $1,369, $56,122, and ($323), respectively.

We allocate interest expense to discontinued operations. We have also eliminated certain immaterial inter-company activity associated with discontinued operations.

Note 2:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-off, as well as legal settlement charges (Adjusted EBITDA) which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of assets and property and equipment, plus contributions from the noncontrolling interest holder, which is a non-GAAP measure. Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA to Net Loss Attributable to Common Stockholders:

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2012	2011	2012	2011

Net Loss Attributable to Common Stockholders	$(24,635)	$(6,365)	$(28,461)	$(10,421)
(Income) loss from discontinued operations, net of income taxes	—	(1,376)	—	316
Loss (gain) on disposal of discontinued operations, net of income taxes	—	1,368	(725)	1,984
Provision for income taxes	601	1,079	1,330	2,139
Interest expense, net	11,508	11,648	33,865	35,032
Depreciation and amortization	14,827	13,573	44,394	44,776
Other expense (income), net	16,946	(65)	20,293	2,161
Legal settlement	—	—	1,359	—
Development project charge	—	—	131	—
Gain on sale of assets	—	—	—	(3,502)
Depletion of landfill operating lease obligations	2,055	1,714	6,570	6,013
Interest accretion on landfill and environmental remediation liabilities	873	832	2,613	2,487
Adjusted EBITDA (2)	$22,175	$22,408	$81,369	$80,985

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2012	2011	2012	2011
Net Cash Provided by Operating Activities	$8,264	$11,702	$49,742	$45,858
Capital expenditures - growth and maintenance	(13,310)	(10,669)	(49,112)	(41,443)
Payments on landfill operating lease contracts	(2,738)	(2,727)	(6,052)	(4,977)
Proceeds from sale of assets and property and equipment	167	76	1,337	8,164
Contributions from noncontrolling interest holder	174	—	174	—
Free Cash Flow (2)	$(7,443)	$(1,618)	$(3,911)	$7,602

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and nine months ended January 31, 2012 and 2011 are as follows:

	Three Months Ended January 31,
	2012	% of Total Revenue	2011	% of Total Revenue
Collection	$48,875	42.7%	$48,068	43.1%
Disposal	30,220	26.4%	26,889	24.1%
Power generation	3,182	2.8%	3,891	3.5%
Processing and organics	12,231	10.7%	12,035	10.8%
Solid waste operations	94,508	82.6%	90,883	81.5%
Major accounts	9,198	7.9%	9,906	8.8%
Recycling	10,872	9.5%	10,838	9.7%
Total revenues	$114,578	100.0%	$111,627	100.0%

	Nine Months Ended January 31,
	2012	% of Total Revenue	2011	% of Total Revenue
Collection	$157,265	42.3%	$152,628	42.8%
Disposal	96,645	26.0%	93,548	26.2%
Power generation	9,415	2.5%	9,848	2.8%
Processing and organics	40,961	11.1%	38,255	10.7%
Solid waste operations	304,286	81.9%	294,279	82.5%
Major accounts	29,756	8.0%	30,447	8.6%
Recycling	37,595	10.1%	31,789	8.9%
Total revenues	$371,637	100.0%	$356,515	100.0%

Components of revenue growth for the three months ended January 31, 2012 compared to the three months ended January 31, 2011 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$1,013	2.1%	1.1%	0.9%
Disposal	(318)	-1.2%	-0.3%	-0.3%
Solid Waste Yield	695		0.8%	0.6%

Collection	(678)		-0.8%	-0.6%
Disposal	2,792		3.1%	2.5%
Processing and organics	95		0.1%	0.1%
Solid Waste Volume	2,209		2.4%	2.0%

Commodity price & volume	(631)		-0.7%	-0.6%
Acquisitions & divestitures	1,329		1.5%	1.2%
Closed landfill	23		0.0%	0.0%
Total Solid Waste	3,625		4.0%	3.2%

Major Accounts	(708)			-0.6%

		% of Recycling Operations
Recycling Operations:
Commodity price	(1,404)	-13.0%	-1.3%
Commodity volume	1,438	13.3%	1.3%
Total Recycling	34	0.3%	0.0%

Total Company	$2,951		2.6%

Solid Waste Internalization Rates by Region:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2012	2011	2012	2011
Eastern region	51.9%	58.0%	55.4%	54.4%
Western region	77.5%	72.2%	76.8%	74.6%
Solid waste internalization	65.3%	65.6%	66.7%	65.2%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2012	2011	2012	2011
Revenues	$23,460	$28,470	$61,317	$66,488
Net (loss) income	(12,818)	205	(20,382)	(5,071)
Cash flow (used in) provided by operations	(2,971)	434	(5,229)	(2,604)
Net working capital changes	(2,602)	(2,324)	(1,877)	(5,016)
Adjusted EBITDA	$(369)	$2,758	$(3,352)	$2,412

As a percentage of revenues:

Net (loss) income	-54.6%	0.7%	-33.2%	-7.6%
Adjusted EBITDA	-1.6%	9.7%	-5.5%	3.6%

(1)  We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2012	2011	2012	2011
Growth capital expenditures:
Landfill development	$414	$182	$658	$409
Landfill gas to energy project	208	—	1,367	—
MRF equipment upgrades	97	—	3,104	—
Other	2,704	4	4,704	766
Total Growth Capital Expenditures	3,423	186	9,833	1,175

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$5,164	$4,390	$15,472	$14,677
Landfill construction & equipment	3,845	5,040	20,614	22,870
Facilities	711	704	2,701	1,852
Other	167	349	492	869
Total Maintenance Capital Expenditures	9,887	10,483	39,279	40,268

Total Capital Expenditures	$13,310	$10,669	$49,112	$41,443

(1) Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence.